Exhibit 10.21

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4000 Shoreline Court, Suite 250 South San Francisco, CA 94080 Phone 650-443-7400

December 12, 2018

AGC Biologics, Inc.

22021 20th Avenue S.E

Bothell, WA 98021

Attn: Business Development

Dear Sir or Madam:

Re: Amendment to CHEF1 Collaboration and License Agreement and Development and Manufacturing Services Agreement between Harpoon Therapeutics, Inc. (“Harpoon”) and AGC Biologics, Inc. (formerly known as CMC ICOS Biologics, Inc.) (“AGC”).

As you are aware, on October 26, 2015, Harpoon and AGC (the “Parties”) entered into the CHEF1 Collaboration and License Agreement (the “CHEF1 License Agreement”), and subsequently, on July 5, 2016, the Parties entered into a Development and Manufacturing Services Agreement (the “Manufacturing Agreement”, and collectively, with the CHEF1 License Agreement, the “AGC Agreements”) for the manufacture of certain of Harpoon’s products for research and development purposes. Under the terms of the CHEF1 License Agreement, Harpoon has the option, subject to the payment of an option exercise fee, to be granted a license by AGC for commercial manufacture of such products.

Recently, in connection with a review of the AGC Agreements, we have become aware of certain provisions requiring amendment in order to correctly reflect the intent of the Parties. This letter (the “Letter Agreement”) is intended to provide for the amendment of such provisions, as follows. Capitalized terms set forth and not otherwise defined in this Letter Agreement shall have the meaning given in the CHEF1 License Agreement, or the Manufacturing Agreement, as applicable, unless otherwise specified herein. The AGC Agreements shall therefore be amended as follows:

1.	The penultimate paragraph of Section 3.3 of the CHEF1 License Agreement will be amended and restated in its entirety as follows:

On a Product-by-Product basis, if Harpoon, a partner of Harpoon, or another third party service provider other than CMC ICOS is providing manufacturing services for such Product, Harpoon [***] a one-time payment of [***] in lieu of any future royalties on such Product, [***].

The remainder of Section 3.3 of the CHEF1 License Agreement will remain unamended.

2.	Section 12.5 of the Manufacturing Agreement shall be amended and restated in its entirety as follows

12.5 CMC may terminate this agreement after completion of all Stages under all Work Statements [***].

2	ASB (4/12)

Each party will be responsible for and bear all of its own costs and expenses incurred in connection with the negotiation of this Letter Agreement. This Letter shall be governed by the laws of the State of New York, USA, excluding its conflicts of laws principles, and Section 15.11 of the Manufacturing Agreement shall apply to any disputes arising hereunder. This Letter Agreement, together with the CHEF1 License Agreement and the Manufacturing Agreement, constitutes the complete and exclusive agreement of the parties with respect to the subject matter hereof and thereof. This Letter Agreement may not be modified except by a written instrument signed by both parties. No failure or delay of one of the parties to insist upon strict performance of any of its rights or powers under this Letter Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law. This Letter Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

If this Letter Agreement is acceptable to you, please indicate your acceptance by countersigning this Letter Agreement below and returning a copy to Harpoon at the above address.

Yours sincerely,

HARPOON THERAPEUTICS, INC.

By:	/s/ Rachael Lester
Name:	Rachael Lester
Title:	VP Corporate Development

AGC BIOLOGICS, INC.

By:	/s/ Robert Broeze
Name:	Robert Broeze
Title:	Chief Business Officer

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASB-CL-8.3

(Continued)